UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010
SOURCEFIRE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33350	52-2289365
(Commission File No.)	(IRS Employer Identification No.)

9770 Patuxent Woods Drive
Columbia, Maryland 21046
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 410-290-1616

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
(e) On February 24, 2010, the Compensation Committee of our Board of Directors approved compensation arrangements for our executive officers for the year ending December 31, 2010. Compensation for our executive officers consists of three elements: (i) base salaries; (ii) cash bonus awards in accordance with our incentive compensation plan that was adopted by our Board of Directors in February 2008; and (iii) long-term equity incentives in the form of restricted stock units and stock options under our 2007 Stock Incentive Plan.
Base Salaries
          Effective April 1, 2010, base salaries of our executive officers were set as follows:

Base Salary
Effective
April 1,
Name	2010

John C. Burris, Chief Executive Officer	$400,000
Thomas M. McDonough, President and Chief Operating Officer	$320,000
Todd P. Headley, Chief Financial Officer and Treasurer	$275,000
Martin F. Roesch, Chief Technology Officer	$270,000
Douglas W. McNitt, General Counsel and Secretary	$225,000
Leslie Pendergrast, Chief People Officer	$225,000
Target Annual Cash Bonus Awards
          In accordance with our annual executive incentive compensation plan, the target annual cash bonus awards for our executive officers for the year ending December 31, 2010 were set as follows:

Total Annual
Name	Target Bonus

John C. Burris	$400,000
Thomas M. McDonough	$190,000
Todd P. Headley	$135,000
Martin F. Roesch	$105,000
Douglas W. McNitt	$120,000
Leslie Pendergrast	$93,500
          For each of the executive officers, the target annual bonus amount is divided into four equal quarterly target bonus amounts. A portion of the annual bonus amount is payable following the end of each quarter with the remainder, if any, payable following the end of the year. Quarterly bonus payment amounts are calculated based on the achievement of three performance measures for the quarter: (i) our total revenues measured against our 2010 operating plan; (ii) our adjusted operating income measured against our 2010 operating plan; and (iii) for Mr. Burris and Mr. McDonough, our total expenses measured against our 2010 operating plan and, for other executive officers, the individual officer’s management of the officer’s respective departmental expenses measured against the respective departmental budget established by our Chief Executive Officer and subject to approval by our Compensation Committee. Total annual bonus payment amounts are calculated based on the achievement of the three performance measures for the full 2010 year. The annual bonus payment amount is reduced by the amount of quarterly bonuses paid for the year.
          The three performance measure components are described in more detail below:
Revenue
          Our total revenues represent a 50% weighting of each executive officer’s quarterly target bonus amount. The attainment of quarterly revenues against our 2010 operating plan will determine a payout percentage to be multiplied against the 50% weighting for the revenue component:
•	In the event that our revenue for a quarter is less than 80% of our plan revenue for the quarter, no bonus will be paid for the quarter with respect to the revenue component.

•	In the event that our revenue for a quarter is from 80% to 100% of our plan revenue for the quarter, the payout percentage will be between 20% and 100%, with the rate of decrease in payout percentage accelerating for revenue below each of the 95% and 90% levels of our plan revenue.

•	In the event that our revenue for the quarter exceeds 100% but is less than 110% of our plan revenue for the quarter, the payout percentage will increase by 4% for each 1% that our revenue for the quarter exceeds 100% of our plan revenue.

•	In the event that our revenue for the quarter equals or exceeds 110% of our plan revenue for the quarter, the payout percentage will increase by 5% for each 1% that our revenue for the quarter exceeds 100% of our plan revenue.
Adjusted Operating Income
          Our adjusted operating income represents a 30% weighting of each executive officer’s quarterly target bonus amount. Adjusted operating income is a non-GAAP measure and is calculated as net income before interest income/expense, income taxes, non-cash stock-based compensation expense and other adjustments approved by the Compensation Committee.
          The attainment of quarterly adjusted operating income against our 2010 operating plan will determine a payout percentage to be multiplied against the 30% weighting for the adjusted operating income component:
•	In the event that our adjusted operating income for a quarter is less than 75% of our plan adjusted operating income for the quarter, no bonus will be paid for the quarter with respect to the adjusted operating income component.

•	In the event that our adjusted operating income for a quarter is from 75% to 100% of our plan adjusted operating income for the quarter, the payout percentage will be between 25% and 100%, with the rate of decrease in payout percentage accelerating for adjusted operating income below each of the 95% and 85% levels of our plan adjusted operating income.

•	In the event that our adjusted operating income for the quarter exceeds 100% but is less than 120% of our plan adjusted operating income for the quarter, the payout percentage will increase by 1% for each 1% that our adjusted operating income for the quarter exceeds 100% of our plan adjusted operating income.

•	In the event that our adjusted operating income for the quarter equals or exceeds 120% but is less than 150% of our plan adjusted operating income for the quarter, the payout percentage will increase by 2% for each 1% that our adjusted operating income for the quarter exceeds 100% of our plan adjusted operating income.

•	In the event that our adjusted operating income for the quarter equals or exceeds 150% of our plan adjusted operating income for the quarter, the payout percentage will increase by 3% for each 1% that our adjusted operating income for the quarter exceeds 100% of our plan adjusted operating income.
Expense Management
          Each officer’s budget expense results will represent a 20% weighting of the officer’s quarterly target bonus amount. The attainment of expense management against our 2010 operating plan, for Mr. Burris and Mr. McDonough, and against a departmental budget plan, for the other executive officers, will determine a payout percentage to be multiplied against the 20% weighting for the budget component:
•	In the event that actual expenses deviate (under or over) by more than a specified amount, ranging from 10% to 16% based on budget size, against the plan budget for the quarter, then no bonus will be paid for the quarter with respect to this component.

•	In the event that the deviation from the quarterly budget is less than the specified amount, the payout percentage for the 20% weighting of this component will range between 75% and 100% depending on the level of deviation.

•	Regardless of the actual budget deviation for the quarter, in the event that both our revenue attainment for the quarter is less than 80% of our plan and our adjusted operating income attainment for the quarter is less than 75% of our plan, then no bonus will be paid with respect to the expense management component. In addition, no bonus will be paid to any executive officer with respect to departmental expense management if our overall expenses deviate by more than 10% from our plan budget.
Total Bonus Payment; Limitations
          Once the payout percentage has been calculated for each of the three performance measure components, the payout percentage is multiplied by the respective percentage weighting for that component, and the three component payment percentages are then added to yield a composite payout percentage that is multiplied against the target bonus amount for the quarter. In no event, however, may the actual quarterly payout for any quarter exceed 90% of the quarterly target bonus amount.
          The annual bonus amount will be calculated for each executive officer in the same manner as quarterly bonuses using actual annual performance and target annual performance for each of the three performance measures. The total amount of quarterly bonuses previously paid will then be subtracted from the calculated annual bonus amount to determine the final amount, if any, payable to each executive officer for the year. In no event, however, may the total of the quarterly bonuses and any additional year-end bonus exceed 200% of the total annual target bonus.
          In addition, no quarterly bonuses are payable if we have not achieved positive adjusted operating income for the quarter.
          Our Compensation Committee retains the discretion to make upward or downward adjustments to the foregoing calculations and to make discretionary bonus payments as it deems appropriate.

Equity Compensation
          The equity compensation awarded to our executive officers on February 24, 2010 consists of the following:

		Shares Subject
	Shares Subject to	to Restricted	Shares Underlying	Total Shares
	Restricted Stock	Stock Units	Non-Qualified	Subject to Equity
Name	Units (Time-Based)	(Performance-Based)	Stock Option	Awards
John C. Burris	5,750	17,250	30,000	53,000
Thomas M. McDonough	4,375	13,125	—	17,500
Todd P. Headley	3,750	11,250	—	15,000
Martin F. Roesch	2,500	7,500	—	10,000
Douglas W. McNitt	2,250	6,750	—	9,000
Leslie Pendergrast	2,250	6,750	—	9,000
          Non-qualified stock options. Mr. Burris has been granted a non-qualified stock option for a number of shares equal to approximately 57% of his total equity grant. The stock option awarded has a term of 10 years from the date of grant. The exercise price of the option awarded is $23.80 per share, which is equal to the closing price of the Company’s common stock on February 24, 2010, the date of grant. The stock option vests over a period of four years, with 25% of the shares underlying the option vesting on the first anniversary of the date of grant and the remainder vesting in 36 equal monthly installments thereafter.
          Time-based restricted stock unit awards. Each executive officer has been awarded a number of time-based restricted stock units equal to 25% of the officer’s total equity grant (other than Mr. Burris, who has been awarded a number of time-based restricted stock units equal to approximately 11% of his total equity grant). Each award has been approved by our Compensation Committee subject to the officer’s execution of a restricted stock unit award agreement. The shares underlying each restricted stock unit award will vest and be issued in three equal annual installments beginning on February 24, 2011, subject to the officer’s continuous service with us as of the vesting date.
          Performance-based restricted stock unit awards. Each executive officer has been awarded a number of performance-based restricted stock units equal to 75% of the officer’s total equity grant (other than Mr. Burris, who has been awarded a number of performance-based restricted stock units equal to approximately 32% of his total equity grant). Each award has been approved by our Compensation Committee subject to the officer’s execution of a restricted stock unit award agreement. The shares underlying each restricted stock unit award are eligible for vesting in four equal annual installments beginning on February 24, 2011. The number of shares eligible for vesting on each vesting date will vest and be issued upon our meeting or exceeding the annual financial objectives set by the Compensation Committee for such year, subject to the officer’s continuous service with us as of such date. In the event the financial objectives for a particular year are not achieved, the shares that otherwise would have vested at the end of such year shall vest on February 24, 2015, the fifth anniversary of the date of the award, subject to the officer’s continuous service with us as of such date.
          The Compensation Committee has set total revenues and adjusted operating income, as contemplated by our operating plan, as the financial objectives for determining the vesting of the first installment of the performance-based restricted stock units awarded on February 24, 2010 that could vest on February 24, 2011, as well as the vesting of the next installment of the performance-based restricted stock awarded to our executive officers in 2009 and 2008.

Amendment to Executive Retention Plan
          On February 24, 2010, the Compensation Committee of the Board of Directors approved an amendment to the Executive Retention Plan (the “Retention Plan”) to extend the term of the Retention Plan through March 31, 2011. The Retention Plan was initially adopted by the Board of Directors on April 7, 2008 and scheduled to terminate on March 31, 2010.
          The participants in the Retention Plan include Thomas McDonough, the Company’s President and Chief Operating Officer; Todd Headley, the Company’s Chief Financial Officer; Martin Roesch, the Company’s Chief Technology Officer; and Leslie Pendergrast, the Company’s Chief People Officer. The terms of Mr. McDonough’s participation in the Retention Plan are set forth in his “participant agreement”, dated August 25, 2008, under the Retention Plan (the “Retention Plan Participant Agreement”), as described in the Company’s Current Report on Form 8-K filed with the Commission on August 28, 2008. John Burris, the Company’s Chief Executive Officer, and Douglas McNitt, the Company’s General Counsel and Secretary, are not participants in the Retention Plan. Mr. Burris and Mr. McNitt are eligible to receive severance or acceleration of equity awards on the terms set forth in their respective employment agreements with the Company.
          Under the Retention Plan, as described in the Company’s Current Report on Form 8-K filed with the Commission on April 11, 2008, if a participant is terminated by the Company for any reason other than cause or disability (each as defined in the Retention Plan) or death, or the participant terminates his or her employment for good reason (as defined in the Retention Plan, and as modified by the Retention Plan Participant Agreement for Mr. McDonough), then, subject to signing an acceptable release in favor of the Company, the participant will be entitled to receive, in addition to salary and bonus earned through the date of termination, severance pay equal to six months of base salary and continuation of benefits for six months (or a shorter period, for continuation of benefits only, if the participant secures alternative employment within this period). In addition, the vesting of each grant of stock options and shares of restricted stock awarded to the participant will be accelerated by 25% of the number of options or shares of restricted stock originally awarded (or such lesser amount as is necessary to fully vest all remaining shares awarded to the participant if less than 25% of the options or shares of restricted stock remain unvested at the date of termination).
          The foregoing description of the Retention Plan is not complete and is qualified in its entirety by reference to the plan, which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 5, 2008, and the Retention Plan Participant Agreement for Mr. McDonough, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Commission on November 10, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010	Sourcefire, Inc.
	By:	/s/ Douglas W. McNitt
Douglas W. McNitt
General Counsel and Secretary